EXHIBIT 10.4.1
EXECUTION COPY

AMENDMENT NO. 1
to
CREDIT AGREEMENT
BY AND AMONG
CRICKET COMMUNICATIONS, INC
(AS LENDER)
AND
DENALI SPECTRUM LICENSE, LLC
(AS BORROWER)
AND DENALI SPECTRUM, LLC
(AS GUARANTOR)
Dated as of September 28, 2006

AMENDMENT NO. 1 TO CREDIT AGREEMENT
     AMENDMENT NO. 1 TO CREDIT AGREEMENT by and among Cricket Communications, Inc. (as Lender), Denali Spectrum License, LLC (as Borrower) and Denali Spectrum, LLC, a Delaware limited liability company (as Guarantor), dated as of September 28, 2006, between CRICKET COMMUNICATIONS, INC., a Delaware corporation (“Cricket”), DENALI SPECTRUM LICENSE, LLC, a Delaware limited liability company (the “License Company”) and DENALI SPECTRUM, LLC (“Denali Spectrum”).
RECITALS
     WHEREAS, Cricket, the License Company and Denali Spectrum entered into that certain Credit Agreement by and among Cricket Communications, Inc. (as Lender), Denali Spectrum License, LLC (as Borrower) and Denali Spectrum, LLC, a Delaware limited liability company (as Guarantor), dated as of July 13, 2006 (the “Credit Agreement”); and
     WHEREAS, Cricket, the License Company and Denali Spectrum desire to amend the Credit Agreement as set forth herein.
AGREEMENT
     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
     Section 1. The definitions of “Acquisition Sub-Limit” and “Build-Out Sub-Limit” contained in Section 1.1. of the Credit Agreement shall be deleted in their entirety and replaced with the following:
     “Acquisition Sub-Limit” shall mean two hundred twenty-three million three hundred ninety-one thousand five hundred dollars ($223,378,256.25) which shall be used solely to participate in the Auction and to pay the net winning bids for licenses for which Borrower is the Winning Bidder, including to make any required deposits or down payments to the FCC in connection therewith.
     “Build-Out Sub-Limit” shall mean on and after the Effective Date, an amount equal to the product of $0.75 times the aggregate number of POPs covered by all licenses for which the Borrower was the Winning Bidder in the Auction, and from time to time thereafter increasing to such amount as Lender may approve in its discretion by written notice to Borrower, which shall be used by Borrower to fund the Build-Out and initial operation of the License Systems, including payment of management or similar fees (whether by Borrower, Guarantor or any of their Subsidiaries), if any, to DSM and Cricket, and to fund other Working Capital requirements of Borrower and Guarantor consistent with the annual business plan and budget adopted and modified from time to time in accordance with the LLC Agreement.
     Section 2. Except as expressly amended hereby, the Credit Agreement remains in full force and effect in accordance with its terms.
[Signatures Follow in Next Page]

     IN WITNESS WHEREOF, the parties hereto have signed this Amendment No. 1 to Credit Agreement, or have caused it to be signed in their respective names by an officer, hereunto duly authorized, on the date first written above.

CRICKET COMMUNICATIONS, INC.,	DENALI SPECTRUM LICENSE, LLC,
as Lender	as Borrower

By: /s/ Amin Khalifa	By	Denali Spectrum, LLC
Name: Amin Khalifa		Its sole member
Title: EVP & CFO
	By	Denali Spectrum Manager, LLC
Its Manager

	By	Doyon, Limited,
Its Manager

By: /s/ Daniel S. Osborn
Name: Daniel S. Osborn
Title: Assistant Treasurer

DENALI SPECTRUM, LLC,
as Guarantor

	By	Denali Spectrum Manager, LLC
Its Manager

	By	Doyon, Limited,
Its Manager

By: /s/ Daniel S. Osborn
Name: Daniel S. Osborn
Title: Assistant Treasurer

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